Exhibit 23.3

北京市盈科律师事务所

Beijing Yingke Law Firm

Address:19-25F, 2nd Building of CP Center, No. 20 Jinhe East Road,

Chaoyang District, Beijing

Tel：010-4007000148

February 14, 2025

Dear Sirs,

LETTER OF CONSENT

1. We, Beijing Yingke Law Firm, hereby consent to the references to our firm under the mentions of “Beijing Yingke Law Firm” in connection with the registration statement of Shineco Inc. (the “Company”) on Form S-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

2. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

3. In giving such consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Thank you.

Yours faithfully,
for and on behalf of
Beijing Yingke Law Firm

/s/
Attorney